EXHIBIT 23.2

July 26, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Tap resources Inc. on Form S-1 of our audit report, dated March 13, 2013 relating to the accompanying balance sheet as of  November 30, 2012 and  related statements of operations, stockholders’ deficit, and cash flows from inception (April 27, 2012) through November 30, 2012 which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement and this Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC
Henderson, NV
July 26, 2013